Exhibit 4.5
WARRANT INDENTURE
between
NIMIN CAPITAL CORP.
(to be renamed NiMin Energy Corp.)
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA
Providing for the Issue of
Share Purchase Warrants
Dated August 28, 2009

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION	1
1.1 Definitions	1
1.2 Gender, Number and Parties	5
1.3 Interpretation not Affected by Headings, etc.	5
1.4 Day not a Business Day	5
1.5 Time of the Essence	5
1.6 Currency	5
1.7 Attornment	5
1.8 Amendment	6
1.9 Schedules	6
1.10 Applicable Law	6
ARTICLE 2 ISSUE OF WARRANTS	6
2.1 Issue of Warrants	6
2.2 Issue of Global Certificates	6
2.3 Terms of Warrants	8
2.4 Warrantholder not a Shareholder	8
2.5 United States Transfer Restrictions	9
2.6 Warrants to Rank Pari Passu	10
2.7 Signing of Warrant Certificates	10
2.8 Certification by the Warrant Agent	10
2.9 Issue in Substitution for Warrant Certificates Lost, etc.	11
2.10 Exchange of Warrant Certificates	11
2.11 Charges for Exchange	11
2.12 Transfer and Ownership of Warrants	12
2.13 Registration of Warrants	13
ARTICLE 3 EXERCISE OF WARRANTS	13
3.1 Method of Exercise of Warrants by Warrantholders	13
3.2 Prohibition on Exercise by U.S. Persons; Legended Certificates	14
3.3 Effect of Exercise of Warrants	16
3.4 Partial Exercise of Warrants; Fractions	16
3.5 Expiration of Warrants	17
3.6 Accelerated Expiration of Warrants	17
3.7 Cancellation of Surrendered Warrants	17
3.8 Accounting and Recording	17
3.9 Postponement of Delivery of Certificates	17
3.10 Securities Restrictions	17
ARTICLE 4 ADJUSTMENT OF NUMBER OF COMMON SHARES	18
4.1 Adjustment of Number of Common Shares	18
4.2 Other Action	22
4.3 Entitlement to Shares on Exercise of Warrant	22
4.4 No Adjustment for Stock Options	23
4.5 Determination by Corporation’s Auditors	23
4.6 Proceedings Prior to any Action Requiring Adjustment	23
4.7 Certificate of Adjustment	23
4.8 Notice of Special Matters	23
4.9 No Action after Notice	23
4.10 Protection of Warrant Agent	24
ARTICLE 5 RIGHTS OF THE CORPORATION AND COVENANTS	24
5.1 Optional Purchases by the Corporation	24

5.2 General Covenants	24
5.3 Warrant Agent’s Remuneration and Expenses	25
5.4 Securities Qualification Requirements	25
5.5 Performance of Covenants by Warrant Agent	26
ARTICLE 6 ENFORCEMENT	26
6.1 Suits by Warrantholders	26
6.2 Immunity of Shareholders, etc.	26
6.3 Limitation of Liability	26
6.4 Waiver of Default	26
ARTICLE 7 MEETINGS OF WARRANTHOLDERS	27
7.1 Right to Convene Meetings	27
7.2 Notice	27
7.3 Chairman	27
7.4 Quorum	27
7.5 Power to Adjourn	28
7.6 Show of Hands	28
7.7 Poll and Voting	28
7.8 Regulations	28
7.9 Corporation and Warrant Agent May be Represented	29
7.10 Powers Exercisable by Extraordinary Resolution	29
7.11 Meaning of Extraordinary Resolution	30
7.12 Powers Cumulative	31
7.13 Minutes	31
7.14 Instruments in Writing	31
7.15 Binding Effect of Resolutions	32
7.16 Holdings by Corporation Disregarded	32
ARTICLE 8 SUPPLEMENTAL INDENTURES	32
8.1 Provision for Supplemental Indentures for Certain Purposes	32
8.2 Successor Corporations	33
ARTICLE 9 CONCERNING THE WARRANT AGENT	33
9.1 Trust Indenture Legislation	33
9.2 Rights and Duties of Warrant Agent	33
9.3 Evidence, Experts and Advisers	34
9.4 Documents, Monies, etc. Held by Warrant Agent	35
9.5 Actions by Warrant Agent to Protect Interest	35
9.6 Warrant Agent Not Required to Give Security	35
9.7 Protection of Warrant Agent	35
9.8 Replacement of Warrant Agent; Successor by Merger	36
9.9 Conflict of Interest	37
9.10 Indemnity of Warrant Agent	37
9.11 Acceptance of Trust	37
9.12 Warrant Agent Not to be Appointed Receiver	37
9.13 Anti-Money Laundering	37
9.14 Privacy	38
ARTICLE 10 GENERAL	38
10.1 Notice to the Corporation and the Warrant Agent	38
10.2 Notice to Warrantholders	39
10.3 Ownership and Transfer of Warrants	40
10.4 Evidence of Ownership	40
10.5 Counterparts	40
10.6 Satisfaction and Discharge of Indenture	40

ii

10.7 Successors	41
10.8 Sole Benefit of Parties and Warrantholders	41
10.9 Common Shares or Warrants Owned by the Corporation or its Subsidiaries — Certificate to be Provided	41
10.10 Stock Exchange Consents	41

iii

          THIS WARRANT INDENTURE is made as of the 28th day of August, 2009
BETWEEN:
NIMIN CAPITAL CORP. (to be renamed NiMin Energy Corp.), a corporation incorporated under the laws of the Province of Alberta (hereinafter referred to as the “Corporation”)
AND
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (hereinafter referred to as the “Warrant Agent”)
WHEREAS:
A.	The Corporation proposes to issue and sell up to 33,040,000 Units, each Unit consisting of one Common Share and one Warrant to be constituted and issued as herein set forth;

B.	One whole Warrant shall, subject to adjustment, entitle the holder thereof to purchase one Common Share at a price of $1.55 per share at anytime at or before 5:00 p.m. (Calgary time) on the date which is 24 months following the Closing Date (as hereinafter defined), subject to certain acceleration provisions, upon the terms and conditions herein set forth;

C.	All things necessary have been done and performed to make the Warrant Certificates, when certified by the Warrant Agent and issued and delivered as herein provided, legal, valid and binding on the Corporation with the benefits of and subject to the terms of this Indenture; and

D.	The Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued pursuant to this Indenture;
          NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Warrant Agent as warrant agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture and the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
          In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:
(a)	“Act” means the Income Tax Act (Canada), and any and all rules and regulations made pursuant thereto, as amended from time to time;

(b)	“Agents” means, collectively, Canaccord Capital Corporation, GMP Securities L.P. and CK Cooper & Company;

(c)	“Agency Agreement” means the agency agreement dated effective May 25, 2009 among the Corporation and the Agents relating to, among other things, the distribution of the Units and the Underlying Securities;

(d)	“Applicable Legislation” means the provisions of the Business Corporations Act (Alberta) as from time to time amended, and any statute of Canada or a province thereof and the regulations under those statutes, relating to trust indentures or to the rights, duties and obligations of warrant agents and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

(e)	“Beneficial Owner” means a person that has a beneficial interest in the Warrant that is represented by a Global Certificate;

(f)	“Book-Entry Only System” means the book-based securities transfer system administered by CDS in accordance with its operating rules and procedures in force from time to time;

(g)	“Business Day” means a day which is not Saturday or Sunday or a legal holiday in the City of Calgary, Alberta or the City of Vancouver, British Columbia;

(h)	“CDS” means CDS Clearing and Depository Services Inc.;

(i)	“Closing” means the closing of the Offering;

(j)	“Closing Date” means the day on which the Closing occurs;

(k)	“Common Shares” means fully paid and non-assessable common shares in the capital of the Corporation as presently constituted;

(l)	“Corporation’s Auditors” means a firm of chartered accountants duly appointed as auditors of the Corporation;

(m)	“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Warrant Agent or retained by the Corporation and acceptable to the Warrant Agent;

(n)	“Current Market Price” of the Common Shares at any date means the weighted average price for such shares for the 20 consecutive Trading Days immediately preceding such date on the TSX, or if on such date the Common Shares are not listed on the TSX, on such stock exchange upon which such shares are listed or, if such shares are not listed on any stock exchange, then on such over-the-counter market as may be selected for such purpose by the directors. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all such shares sold on the aforementioned stock exchange or over-the-counter market, as the case may be, during the aforementioned 20 consecutive Trading Days by the total number of such shares so sold. If the Common Shares are not then traded in the over-the-counter market or on a recognized exchange or market, the Current Market Price of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the board of directors of the Corporation after consultation with a nationally or internationally recognized investment dealer or investment banker;

(o)	“director” means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

(p)	“Exercise Date” means, with respect to any Warrant, the date on which the Warrant Certificate representing such Warrant is surrendered for exercise together with full payment of the Exercise Price, in accordance with Article 3;

(q)	“Exercise Form” means the Exercise Form forming part of the Warrant Certificate to be completed by the Warrantholder in order to exercise the Warrants for the purchase of Common Shares;

(r)	“Exercise Price” means the price at which a Common Share may be purchased upon the exercise of one whole Warrant, being $1.55 (Canadian Funds) per Common Share on or before the Expiry Date;

(s)	“Expiry Date” means, subject to section 3.6, twenty-four (24) months from and after the Closing Date;

(t)	“extraordinary resolution” has the meaning set forth in section 7.11;

(u)	“Filing Jurisdictions” means the provinces of British Columbia, Alberta, Ontario and Nova Scotia;

(v)	“Global Certificate” means a Warrant certificate that is issued to and registered in the name of CDS or its nominee pursuant to Section 2.2 hereof, for the purposes of being held by or on behalf of CDS as custodian for Participants;

(w)	“Issue Date” means the date upon which the Warrants are issued;

(x)	“Offering” means the offering and sale by the Corporation pursuant to the Prospectus of up to 32,200,000 Units at a price of $1.25 per Unit for maximum aggregate gross proceeds of $40,250,000;

(y)	“Participants” means a person recognized by CDS as a participant in the Book-Entry Only System;

(z)	“person” means an individual, body corporate, partnership, trust, executor, administrator, legal representative or any unincorporated organization;

(aa)	“Prospectus” means the long form prospectus of the Corporation dated August 21, 2009 which qualifies the distribution of the Warrants and which was filed with the Securities Commissions in the Filing Jurisdictions;

(bb)	“Securities Commission” means the securities commission or similar regulatory authority in each of the Filing Jurisdictions;

(cc)	“Shareholder” means a holder of record of one or more Common Shares;

(dd)	“Subsidiary” has the meaning ascribed thereto in the Business Corporations Act (Alberta);

(ee)	“Time of Expiry” or “Expiry Time” means 5:00 p.m. (Calgary time) on the Expiry Date;

(ff)	“Trading Day” means, with respect to a stock exchange or an over-the-counter market, a day on which such exchange or market is open for the transaction of business;

(gg)	“Trading Period” means a period of 20 consecutive Trading Days;

(hh)	“Transfer Agent” means the transfer agent of the Common Shares;

(ii)	“Transfer Form” means the Transfer Form forming part of the Warrant Certificate to be completed by the Warrantholder in order to transfer the Warrants;

(jj)	“TSX” means the Toronto Stock Exchange;

(kk)	“Underlying Securities” means the Common Shares and Warrants comprising the Units;

(ll)	“Units” means up to 33,040,000 Units of the Corporation, each Unit consisting of one Common Share and one Warrant;

(mm)	“United States” and “U.S. Person” have the meanings given to such terms under Regulation S of the U.S. Securities Act;

(nn)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(oo)	“Warrant Agency” means the principal office of the Warrant Agent in the City of Vancouver or such other place as may be designated in accordance with subsection 3.1(c);

(pp)	“Warrant Agent” means Computershare Trust Company of Canada or its successors from time to time in the trust hereby created;

(qq)	“Warrant Certificate” means a certificate substantially in the form set forth in Schedule “A” hereto;

(rr)	“Warrantholders” or “holders” without reference to Common Shares, means the persons who are registered holders of Warrants;

(ss)	“Warrantholders’ Request” means an instrument signed in one or more counterparts by Warrantholders entitled to acquire in the aggregate not less than 50% of the aggregate number of Common Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

(tt)	“Warrants” means the share purchase warrants created by and authorized by and issuable under this Indenture, with one whole Warrant entitling the holder thereof to purchase, subject to adjustment as provided in Article 4, one Common Share at the Exercise Price at any time up to the Expiry Time;

(uu)	“Warrant Indenture”, “Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean and refer to this indenture and any other indenture, deed or instrument supplemental hereto, and the expressions “Article”, “section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

(vv)	“Warrant Register” means the register maintained by the Warrant Agent for the Warrants; and

(ww)	“written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation”, and “certificate of the Corporation” means, respectively, a written order, request, consent and certificate signed in the name of the Corporation by any two directors or officers, and may consist of one or more instruments so executed.
1.2 Gender, Number and Parties
     Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include both genders and the neuter. Unless the context otherwise requires, any reference to a “party” herein is a reference to a parry hereto.
1.3 Interpretation not Affected by Headings, etc.
     The division of this Indenture into articles and sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or any part thereof.
1.4 Day not a Business Day
     In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.
1.5 Time of the Essence
     Time is of the essence of this Indenture.
1.6 Currency
     Except as otherwise stated, all dollar amounts herein are expressed in Canadian currency.
1.7 Attornment
     The parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of Alberta for any actions, suits or proceedings arising out of or relating to this Indenture or the matters contemplated hereby (and agree to not commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Indenture shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Indenture or the matters contemplated hereby in the courts of the Province of Alberta and hereby further irrevocably and unconditionally waive and agree to not plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.
1.8 Amendment
     This Indenture shall not be varied or amended in its terms otherwise than by an express instrument in writing dated subsequent to the date hereof, executed by duly authorized representatives of the parties.
1.9 Schedules
     The following is a list of the designated letter and reference names of the Schedule attached to and forming part of this Indenture:
          Schedule “A” — Form of Warrant Certificate.
1.10 Applicable Law
     This Indenture and the Warrant Certificates shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.
ARTICLE 2
ISSUE OF WARRANTS
2.1 Issue of Warrants
(a)	Subject to adjustment as set forth in Article 4 hereof, up to 33,040,000 Warrants exercisable to acquire up to 33,040,000 Common Shares are hereby created and authorized to be issued as provided for in the Agency Agreement.

(b)	The Warrant Certificates (including all replacements issued in accordance with this Indenture) shall be substantially in the form set out in Schedule “A” hereto, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions.

(c)	The Warrant Certificates and the Warrants represented thereby shall be registered, together with the name and address of the registered holder thereof, in the Warrant Register maintained by the Warrant Agent.
2.2 Issue of Global Certificates
(a)	The Corporation may, at its sole option, specify, in a written order of the Corporation delivered to the Warrant Agent, that some or all of the Warrants are to be represented by one or more Global Certificates registered in the name of CDS or its nominee, and in such event the Corporation shall execute and the Warrant Agent shall countersign and deliver one or more Global Certificates that shall represent the aggregate number of outstanding Warrants to be represented by such Global Certificate(s).

(b)	Transfers of beneficial ownership in any Warrant represented by a Global Certificate will be effected only (i) with respect to the interest of a Participant, through records maintained by CDS or its nominee for such Global Certificate, and (ii) with respect to the interest of any person other than a Participant, through records maintained by Participants. Beneficial Owners who are not Participants but who desire to sell or otherwise transfer ownership of or any other interest in Warrants represented by such Global Certificate may do so only through a Participant.
(c)	The rights of Beneficial Owners shall be limited to those established by applicable law and agreements between CDS and the Participants and between such Participants and Beneficial Owners and must be exercised through a Participant in accordance with the rules and procedures of CDS.

(d)	Subject to subsection 2.2(e) and (f), neither the Corporation nor the Warrant Agent shall be under any obligation to deliver to any Participant or Beneficial Owner, nor shall any Participant or Beneficial Owner have any right to require the delivery of, a certificate or other instrument evidencing any interest in Warrants except where physical certificates evidencing ownership in the Warrants are required to deal with Warrant exercises or restricted and/or legended securities.

(e)	If any Warrant is represented by a Global Certificate and any of the following events occurs:
(i)	CDS has notified the Warrant Agent that CDS is unwilling or unable to continue as the depository or CDS ceases to be a clearing agency in good standing under applicable laws and, in either case, the Corporation is unable to locate a qualified successor depository within 90 days of delivery of such notice;

(ii)	the Corporation has determined, in is sole discretion, to terminate the Book-Entry Only System in respect of such Global Certificate and has communicated such determination to the Warrant Agent in writing;

(iii)	the Corporation or CDS is required by applicable law to take the action contemplated in this subsection 2.2(e); or

(iv)	the Book-Entry Only System administered by CDS ceases to exist;
then one or more definitive fully registered Warrant Certificates shall be executed by the Corporation and countersigned and delivered by the Warrant Agent to CDS in exchange for the Global Certificate(s) held by CDS.
(f)	Fully registered Warrant Certificates issued and exchanged pursuant to subsection 2.2(e) shall be registered in such names and in such denominations as CDS shall instruct the Warrant Agent, provided that the aggregate number of Warrants represented by such Warrant Certificates shall be equal to the aggregate number of Warrants represented by the Global Certificate(s) so exchanged. Upon exchange of a Global Certificate for one or more Warrant Certificates in definitive form, such Global Certificate shall be cancelled by the Warrant Agent.

(g)	Notwithstanding anything herein or in the terms of the Warrant Certificates to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for (i) the records maintained by CDS relating to any ownership interests or any other interest in the Warrants or the depository system maintained by CDS, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by any Global Certificate (other than the applicable depository or its nominee), (ii) maintaining, supervising or reviewing any records of CDS or any Participant relating to any such interest, or (iii) any advice or representation made or given by CDS or those contained herein that relate to the rules and regulations of CDS or any action to be taken by CDS on its own direction or at the direction of any Participant.
(h)	The provisions of section 2.12 with respect to the transfer of Warrants are subject to the provisions of this section 2.2.
2.3 Terms of Warrants
(a)	The Warrant Certificates (including all replacements issued in accordance with this Indenture) shall be issued in registered form and shall be substantially in the form set out in Schedule “A”, with such additions, variations and deletions as may be permitted by the provisions of this Indenture, numbered in such manner as the Corporation with the approval of the Warrant Agent may prescribe and shall be issuable in any denomination. All Warrant Certificates shall be dated the Issue Date and shall, save as to denominations, be of like tenor and effect. Warrant Certificates may bear such legends as Counsel may advise are necessary in the circumstances.

(b)	The Warrant Certificates and the Warrants represented thereby shall be registered, together with the name and address of the registered holder thereof in the Warrant Register maintained by the Warrant Agent.

(c)	Subject to subsection 2.3(d), each whole Warrant authorized to be issued hereunder shall entitle the holder thereof, upon exercise, together with payment of the Exercise Price, to acquire one Common Share, subject to adjustment in accordance with Article 4, at any time after the Issue Date and until the Time of Expiry on payment of the Exercise Price.

(d)	To the extent that the holder of a Warrant Certificate is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Warrant Certificate which in the aggregate entitles the Warrantholder to receive a whole number of Common Shares.

(e)	The Exercise Price and the number of Common Shares which may be acquired pursuant to the exercise of the Warrants shall be adjusted in the events and in the manner specified in Article 4.
2.4 Warrantholder not a Shareholder
     Nothing in this Indenture or in the holding of a Warrant or Warrant Certificate or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.5 United States Transfer Restrictions
(a)	Each Warrant Certificate originally issued to a U.S. Person or a person in the United States or a person for the account or benefit of a U.S. Person or a person in the United States and all Warrant Certificates issued in exchange therefore or in substitution therefore, shall bear the legend set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIMIN ENERGY CORP. THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO NIMIN ENERGY CORP., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT, A “QIB”) THAT IS PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF ONE OR MORE OR QIBs AND TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM U.S. COUNSEL REASONABLY SATISFACTORY TO NIMIN ENERGY CORP. MUST FIRST BE PROVIDED.

IF NIMIN ENERGY CORP. IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT FOR THE SECURITIES AND NIMIN ENERGY CORP., TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

provided that, if the Corporation is a “foreign issuer” within the meaning of Regulation S of the U.S. Securities Act at the time of transfer, and the such securities are being sold in compliance with the requirements of Rule 904 of Regulation S, then unless the Corporation or the registrar and transfer agent for the such securities requires a legal opinion, the legend may be removed by providing a declaration to the registrar and transfer agent for such securities, to the effect set out below (or as the Corporation may prescribe from time to time);

“The undersigned (a) acknowledges that the sale of the securities of NiMin Energy Corp. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an affiliate of the Corporation (as defined in Rule 405 under the U.S. Securities Act); (2) the offer of the securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States in connection with the offer and sale of the securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.”
provided further, that if such securities are being sold under Rule 144 of the U.S. Securities Act, the legend may be removed by delivering to the registrar and transfer agent for such securities and to the Corporation an opinion of U.S. counsel, of recognized standing reasonably satisfactory to the Corporation and the Warrant Agent, to the effect that such legend is no longer required under the U.S. Securities Act or state securities laws.
2.6 Warrants to Rank Pari Passu
     All Warrants shall rank pari passu, whatever may be the actual date of issue thereof.
2.7 Signing of Warrant Certificates
     The Warrant Certificates (including all replacements issued in accordance with this Indenture) shall be signed by any one director or officer of the Corporation and need not be under seal. The signature of any such director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or facsimile signature appears on any Warrant Certificate as a director or officer may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to section 2.8, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.
2.8 Certification by the Warrant Agent
(a)	No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Warrant Agent in substantially the form of the certificate set out in Schedule “A” hereto, and such certification by the Warrant Agent upon any Warrant

Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.
(b)	The certification of the Warrant Agent on a Warrant Certificate issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or the Warrant Certificate (except the due certification thereof) and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificate or any of them or of the consideration therefor except as otherwise specified herein.
2.9 Issue in Substitution for Warrant Certificates Lost, etc.
(a)	In case any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Warrant Agent shall certify and deliver a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substitute Warrant Certificate shall be in a form approved by the Warrant Agent, and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

(b)	The applicant for the issue of a new Warrant Certificate pursuant to this section 2.9 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and such applicant may also be required to furnish an indemnity or security in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.
2.10 Exchange of Warrant Certificates
(a)	Warrant Certificates representing any number of Warrants may, on compliance with the reasonable requirements of the Warrant Agent and subject to Article 4 be exchanged for another Warrant Certificate or Warrant Certificates entitling the holder thereof to acquire, in the aggregate, the same number of Common Shares as may be acquired under the Warrant Certificates so exchanged.

(b)	Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate tendered for exchange shall be surrendered to and cancelled by the Corporation.
2.11 Charges for Exchange
     Except as otherwise provided herein, the Warrant Agent may charge to the holder requesting an exchange or transfer of a Warrant Certificate or Warrant Certificates a reasonable sum for each new Warrant Certificate issued in exchange for or upon transfer of such Warrant Certificate or Warrant

Certificates, and payment of such charges and reimbursement of the Warrant Agent and the Corporation for any and all stamp taxes or governmental or other charges required to be paid shall be made by such holder as a condition precedent to such exchange or transfer.
2.12 Transfer and Ownership of Warrants
(a)	The Warrants may only be transferred on the Warrant Register kept at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificate or Warrant Certificates representing the Warrants to be transferred, with the Transfer Form thereon duly completed and executed, signed by the Warrantholder or by the duly appointed legal representative thereof or a duly authorized attorney, together with evidence of authority of any such legal representative or attorney and, if required by the Transfer Form, with such signature properly guaranteed, and upon compliance with:
(i)	the conditions herein;

(ii)	such reasonable requirements as the Warrant Agent may prescribe; and

(iii)	all applicable securities legislation and requirements of regulatory authorities relating to the transferability of the Warrants or restrictions thereon;
and such transfer shall be duly noted in the Warrant Register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee a Warrant Certificate representing the Warrants transferred. Such new Warrant Certificate shall be sent by first class mail or held for pick up by the transferee in accordance with the instructions given on the Transfer Form and, if no such instructions are given, shall be sent by first class mail to the address of the transferee appearing on the Transfer Form. If less than all the Warrants represented by a Warrant Certificate are transferred, the Warrant Agent shall issue a new Warrant Certificate representing those Warrants not transferred in the same name as the name appearing on the Warrant Certificate surrendered for transfer. Such new Warrant Certificate shall be sent by first class mail or held for pick up in accordance with instructions given on the transfer form and, if no instructions are given, shall be sent by first class mail to the address of the holder of the Warrants surrendered for transfer appearing on the Warrant Register.
(b)	The Corporation and the Warrant Agent will deem and treat the registered owner of any Warrant as the beneficial owner thereof for all purposes and neither the Corporation nor the Warrant Agent shall be affected by any notice to the contrary.

(c)	Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants and the issue of Common Shares upon the exercise of Warrants by any Warrantholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

(d)	The Warrants and Common Shares issuable upon exercise thereof have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and may not be transferred in the United States or to a U.S. Person, unless the

Warrants and the Common Shares issuable upon exercise thereof have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirement is available. The Warrant Agent shall not permit the transfer of any Warrants to a U.S. Person unless the holder thereof has provided to the Warrant Agent and the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation and the Warrant Agent, to the effect that such transfer of Warrants does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities.
2.13 Registration of Warrants
          The Warrant Agent shall keep at the Warrant Agency: (i) a Warrant Register in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them and (ii) a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered. Branch registers shall also be kept at such other place or places, if any, as the Corporation, with the approval of the Warrant Agent, may designate. Such registers will at all reasonable times be open for inspection by the Corporation and/or any Warrantholder. The Warrant Agent will from time to time when requested to do so by the Corporation or any Warrantholder, upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Warrantholders showing the number of Warrants held by each such Warrantholder.
ARTICLE 3
EXERCISE OF WARRANTS
3.1 Method of Exercise of Warrants by Warrantholders
(a)	The holder of any Warrant may exercise the right conferred on such holder to acquire Common Shares by surrendering, after the Issue Date and prior to the Time of Expiry, to the Warrant Agent at the Warrant Agency the Warrant Certificate with a duly completed and executed Exercise Form, together with a certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation for the aggregate Exercise Price for the Common Shares subscribed for.

A Warrant Certificate with the duly completed and executed Exercise Form referred to in this subsection shall, together with the payment of the Exercise Price for the Common Shares subscribed for, be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof at, in each case, the Warrant Agency.
(b)	Any Exercise Form referred to in section 3.1(a) shall be signed by the Warrantholder or by the duly appointed legal representative thereof or a duly authorized attorney, with evidence of authority of any such legal representative or attorney attached thereto, and, if required by the exercise form, with such signature properly guaranteed, and shall specify:
(i)	the number of Common Shares which the holder wishes to acquire (being not more than those which the holder is entitled to acquire pursuant to the Warrant Certificate(s) surrendered);

(ii)	the person or persons in whose name or names such Common Shares are to be registered;

(iii)	the address or addresses of such person(s); and

(iv)	the number of Common Shares to be issued to each such person if more than one is so specified.

If any of the Common Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall pay to the Corporation or the Warrant Agent on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation, or the Warrant Agent on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.
(c)	In connection with the exchange of Warrant Certificates and exercise of Warrants and in compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the principal office of the Warrant Agent in Calgary and Vancouver as the agency at which Warrant Certificates may be surrendered for exchange or at which Warrants may be exercised. The Corporation may from time to time designate alternate or additional places as the Warrant Agency and shall give notice to the Warrant Agent of any change of the Warrant Agency.

(d)	A Beneficial Owner who desires to exercise his or her non-certificated Warrants evidenced by a security entitlement in respect of Warrants in the Book-Entry Only System must do so by arranging through a CDS participant for the issuance of a physical Warrant Certificate and/or Exercise Form to be completed and delivered to the Warrant Agent together with such other documentation as the Corporation or the Warrant Agent may reasonably require, specifying the number of Common Shares subscribed for together with a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation at par in Calgary, Alberta in an amount equal to the Exercise Price multiplied by the number of Common Shares being purchased. Any expense associated with the preparation and delivery of Warrant Certificates and/or Exercise Forms will be for the account of the Beneficial Owner exercising such Warrants.
3.2 Prohibition on Exercise by U.S. Persons; Legended Certificates
(a)	Subject to subsection 3.2(a), Warrants may not be exercised within the United States or by or on behalf of any U.S. Person and no Common Shares issued upon exercise of Warrants may be delivered to any address in the United States.

(b)	Warrants may not be exercised unless either the person exercising the Warrant:
(i)	certifies that it is not in the United States, is not a U.S. Person and is not exercising the Warrants on behalf of a U.S. Person;

(ii)	certifies that it (A) purchased the Units pursuant to the Corporation’s United States private placement of Units for its own account or for the account of a beneficial purchaser; (B) is exercising the Warrants issued upon conversion of such Units for its own account or for the account of such beneficial purchaser, and (C) such holder and such beneficial purchaser, if any, remain “accredited investors”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act; or
(iii)	has delivered to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for such exercise.
and Corporation has confirmed to the Warrant Agent its satisfaction that the provisions of this subsection 3.1(c) have been complied with and the Warrant Agent shall be entitled to rely upon such confirmation.
(c)	Certificates representing Common Shares issued upon the exercise of Warrants which bear the legend set forth in subsection 2.5(a) and which are issued and delivered pursuant to subsections 3.2(b)(ii) or 3.2(b)(iii) shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIMIN ENERGY CORP. THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO NIMIN ENERGY CORP., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT, A “QIB”) THAT IS PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF ONE OR MORE OR QIBs AND TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM U.S. COUNSEL REASONABLY SATISFACTORY TO NIMIN ENERGY CORP. MUST FIRST BE PROVIDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING THE SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

IF NIMIN ENERGY CORP. IS A “FOREIGN ISSUER” WITHIN THE MEANING OF

REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT FOR THE SECURITIES AND NIMIN ENERGY CORP., TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”
3.3 Effect of Exercise of Warrants
(a)	Upon compliance by the holder of any Warrant Certificate with the provisions of section 3.1, and subject to section 3.4, the Common Shares subscribed for shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued, and such person or persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are re-opened.

(b)	If fully registered Warrant Certificates have been issued and exchanged pursuant to subsection 2.2(e), within seven Business Days after the Exercise Date with respect to a Warrant, the Corporation shall cause to be mailed to the person or persons in whose name or names the Common Shares so subscribed for have been issued, as specified in the subscription, at the address specified in such subscription or, if so specified in such subscription, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Common Shares subscribed for. In the absence of instructions to the contrary, such certificates shall be issued in the name of the registered holder of the surrendered Warrant Certificate and shall be mailed by first class mail to the address of such Warrantholder appearing on the Warrant Register.
3.4 Partial Exercise of Warrants; Fractions
(a)	The holder of any Warrants may acquire a number of Common Shares less than the number which the holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s). If fully registered Warrant Certificates have been issued and exchanged pursuant to subsection 2.2(e), in the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall also be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) not then exercised. In the absence of instructions to the contrary, such certificate shall be issued in the name of the registered holder of the surrendered Warrant Certificate and shall be mailed by first class mail to the address of such Warrantholder appearing on the Warrant Register.

(b)	Notwithstanding anything herein contained including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.

3.5 Expiration of Warrants
          Immediately after the Time of Expiry, all rights under any Warrant in respect of which the right of acquisition herein and therein provided for shall not have been exercised shall cease and terminate and such Warrant shall be void and of no further force or effect.
3.6 Accelerated Expiration of Warrants
          Notwithstanding anything to the contrary contained herein, in the event that the Common Shares trade at a closing market price on the Exchange, or any other recognized stock exchange, of greater than $2.10 per share for a period of twenty (20) consecutive trading days at any time, the Corporation may accelerate the Expiry Date with respect to the Warrants by giving notice to the holders and in such case the Warrants will expire on the thirtieth (30) day after the date on which such notice is given by the Corporation.
3.7 Cancellation of Surrendered Warrants
          All Warrant Certificates surrendered or deemed to be surrendered to the Warrant Agent pursuant to sections 2.9, 2.10, 2.12, 3.1 or 5.1 shall be cancelled by the Warrant Agent and, after the expiry of any period of retention prescribed by law, destroyed by the Warrant Agent. Upon request by the Corporation, the Warrant Agent shall furnish to the Corporation a destruction certificate identifying the Warrant Certificates so destroyed and the Warrants evidenced thereby.
3.8 Accounting and Recording
(a)	The Warrant Agent shall promptly notify the Corporation when Warrants are exercised. The Warrant Agent shall hold all money received on the exercise of Warrants and shall forward such money to the Corporation within five Business Days from the date of receipt thereof. All such money and any securities or other instruments received by the Warrant Agent shall be received in trust for and shall be segregated and kept apart by the Warrant Agent in trust for the Corporation.

(b)	The Warrant Agent shall record the particulars of the Warrants exercised which shall include the names and addresses of the persons who have exercised Warrants, the names and addresses of the persons who have become holders, the number of Common Shares subscribed for upon such exercise, the Exercise Date and the Exercise Price. Upon request of the Corporation, the Warrant Agent shall provide within five Business Days such particulars in writing to the Corporation.
3.9 Postponement of Delivery of Certificates
          The Corporation shall not be required to deliver certificates for Common Shares during the period when the stock transfer books of the Corporation are closed due to an impending meeting of shareholders or a proposed payment of dividends or for any other purpose and in the event of a surrender of a Warrant Certificate for the purchase of Common Shares during such period, the delivery of certificates may be postponed for a period not exceeding 10 days after the date of the re-opening of the stock transfer books.
3.10 Securities Restrictions
          Notwithstanding anything herein contained, Common Shares will only be issued pursuant to exercise of any Warrants in compliance with the securities laws of any applicable jurisdiction and,

without limiting the generality of the foregoing, the certificates representing the Common Shares issued thereby will bear such legend as may, in the opinion of Counsel of the Corporation, be necessary in order to avoid a violation of any securities laws of any province in Canada or the United States or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that, if at any time, in the opinion of Counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation and the Warrant Agent (which may include an opinion of counsel satisfactory to the Corporation and the Warrant Agent) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend. The Corporation shall provide the Warrant Agent with a written direction including the form of any legend required in accordance with this section 3.10.
ARTICLE 4
ADJUSTMENT OF NUMBER OF COMMON SHARES
4.1 Adjustment of Number of Common Shares
          The acquisition rights in effect at any date attaching to the Warrants shall be subject to adjustment from time to time as follows:
(a)	if and whenever at any time from the date hereof and prior to the Time of Expiry, the Corporation shall:
(i)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)	issue Common Shares (or securities exchangeable for or convertible into Common Shares) to all or substantially all of the holders of outstanding Common Shares by way of a stock dividend or other distribution of Common Shares or securities convertible into Common Shares (other than Dividends Paid in the Ordinary Course) (as hereinafter defined);
the Exercise Price in effect on the effective date of such subdivision or consolidation, or on the record date of such stock dividend, as the case may be, shall be adjusted to equal the price determined by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such a date and the denominator shall be the total number of Common Shares immediately after such date. Such adjustment shall be made successively whenever any event referred to in this subsection (a) shall occur, and any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under subsections (b) and (c). Upon any adjustment of the Exercise Price pursuant to this subsection (a), the number of Shares subject to the right of purchase under each Warrant not previously exercised shall be contemporaneously adjusted by multiplying the number of Common Shares which theretofore may have been purchased under such Warrant by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustments;
(b)	if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all of the holders of Common Shares of rights, options or warrants (other than the Warrants) entitling them for a period expiring not more than forty-five days after such record date to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price (or having a conversion price or exchange price) less than 95% of the Current Market Price on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible); any Common Shares owned by or held for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number and aggregate price of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such rights, option or warrants, as the case may be;
(c)	if and whenever at any time from the date hereof and prior to the Time of Expiry, there is a reclassification or other change to the outstanding Common Shares or a capital reorganization of the Corporation other than as described in subsection 4.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation, other than pursuant to the Merger Agreement as defined in the Prospectus or consolidations, amalgamations, arrangements or mergers which do not result in any reclassification of the Common Shares or a change of the Common Shares into other shares, with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity other than to a Subsidiary, any Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such reclassification, reorganization, merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares receivable upon the exchange of Warrants then held. No reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance shall be carried into effect unless all necessary steps shall have been taken so that the holders of Warrants shall thereafter be entitled to receive the number of shares or other securities or property of the Corporation, or of the continuing, successor or purchasing corporation or entity, as the case may be, under the reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Article 4. If the shares, securities or property are not “Shares” within the meaning of the Act, such requirement to accept these shares, securities or property in lieu of the Common Shares shall not be subject to approval of the Warrantholders. If determined appropriate by the Warrant Agent to give effect to or to evidence the provisions of this subsection, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Warrant Agent pursuant to the provisions of this subsection shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this section 4.1 and which shall apply to successive reclassifications, reorganizations, amalgamations, arrangements, consolidations, mergers, sales or conveyances;
(d)	if and whenever at any time from the date hereof and prior to the Time of Expiry, the Corporation fixes a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i) shares of any class other than Common Shares, other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares or (ii) rights, options or warrants (excluding rights exercisable for 45 days or less where the exercise price per share is not less than 95% of the Current Market Price on such record date), or (iii) evidences of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then, and in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the aggregate fair market value (as determined by the directors of the Corporation acting reasonably, which determination shall be conclusive) of such shares, rights, options, warrants, evidences of indebtedness or assets so distributed, and of which the denominator shall be that total number of Common Shares outstanding on such record date multiplied by such Current Market Price; any Common Shares owned by or held for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares, rights, options, warrants, evidences of indebtedness or assets actually distributed, as the case may be;
(e)	the adjustments provided for in this Article 4 in the Exercise Price and number of Common Shares and classes of securities which are to be received on the exercise of Warrants are cumulative. After any adjustment pursuant to this section, the term “Common Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this section, the Warrantholder is entitled to receive upon the exercise of its Warrants, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this section, upon the full exercise of Warrants;

(f)	for the purposes of this section, “Dividends Paid in the Ordinary Course” means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greater of: (i) 150% of the aggregate amount of cash dividends declared payable by the Corporation on the Common Shares in its immediately preceding fiscal year; (ii) 300% percent of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the Common Shares in its three immediately preceding fiscal years; and (iii) 100% percent of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

(g)	in any case which this section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s rights to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such holder would, but for the provisions of this subsection (g), have become the holder of record of such additional Common Shares;

(h)	if the purchase price provided for in any right, warrant or option issued as described in subsection (b) or (d) is decreased, or the price at which Common Shares are issued as described in subsection (a) is decreased or the rate of conversion at which any convertible securities which are issued as described in subsection (a) is increased, the Exercise Price shall, subject to subsection (g), forthwith be changed so as to decrease the Exercise Price to such Exercise Price as would have been obtained had the adjustment made in connection with the issuance of all such rights, options or securities been made upon the basis of such purchase price as so decreased or such rate as so increased;

(i)	no adjustment in the Exercise Price or in the number of shares to be issued pursuant to the exercise of the Warrants shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of shares to be issued would change by at least 1/100th of a share, provided, however, that any adjustments, which, except for the provisions of this subsection 4.1(i) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(j)	no adjustment in the Exercise Price shall be made in respect of any event described in subsections 4.1(a)(iii), 4.1(b) or 4.1(c):
(i)	if the Warrantholders are entitled to participate in such event on the same terms mutatis mutandis as if they had exercised their purchase rights prior to the effective date or record date or such event, subject to the prior approval of any applicable stock exchange or over the counter market to such participation if the Common Shares or the Warrants are then listed on such exchange or market; or

(ii)	in respect of any rights to acquire shares which are presently outstanding;
(k)	in determining at any time and from time to time the number of Common Shares outstanding at any particular time for purposes of this section 4.1, there shall be included that number of Common Shares which would be outstanding upon conversion of all convertible securities then outstanding, and upon exercise of all rights, options or warrants then outstanding to purchase Common Shares, and there shall be excluded any Common Shares (and Common Shares which would be outstanding upon conversion of convertible securities) held by or for the account of the Corporation; and

(l)	upon the expiry of the period for conversion of convertible securities and the exercise period for rights, options, warrants (other than rights, options or warrants in respect of which the Warrantholders are entitled to participate, as contemplated in subsection (j) to purchase Common Shares or convertible securities, the Exercise Price shall be adjusted to what it would have been if such unconverted convertible securities and unexercised rights, options or warrants had not been issued.
4.2 Other Action
               In case the Corporation, after the date hereof, shall take any action affecting the Common Shares other than actions described in section 4.1, which in the opinion of the directors of the Corporation, acting reasonably and in good faith, would materially affect the rights of the Warrantholders, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted, in such manner and at such time, by action of the directors, as they determine, acting reasonably, to be equitable in the circumstances provided, however, that if the shares, securities or property are not “Shares” within the meaning of the Act, such requirement to accept these shares, securities or property in lieu of the Common Shares shall be subject to approval of the Warrantholders by extraordinary resolution.
4.3 Entitlement to Shares on Exercise of Warrant
               All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be shares or securities which such Warrantholder is entitled to acquire pursuant to such Warrant.

4.4 No Adjustment for Stock Options
          Notwithstanding anything to the contrary in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Indenture or pursuant to any stock option or stock purchase plan of the Corporation in force from time to time.
4.5 Determination by Corporation’s Auditors
          In the event of any question arising with respect to the adjustments provided for in this Article 4, such question shall be conclusively determined by the Corporation’s Auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all Warrantholders and all other persons interested therein.
4.6 Proceedings Prior to any Action Requiring Adjustment
          As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.
4.7 Certificate of Adjustment
          The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation’s Auditors verifying such calculation.
4.8 Notice of Special Matters
          The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Warrantholders of its intention to fix a record date that is prior to the Expiry Date for any event referred to in subsections (a), (b) or (d) of section 4.1 (other than subdivision, consolidation or reclassification of its Common Shares) which may give rise to an adjustment in the Exercise Price. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date.
4.9 No Action after Notice
          The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in sections 4.7 and 4.8.

4.10 Protection of Warrant Agent
          The Warrant Agent:
(a)	shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by section 4.1 or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)	shall not be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

(d)	shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.
ARTICLE 5
RIGHTS OF THE CORPORATION AND COVENANTS
5.1 Optional Purchases by the Corporation
          The Corporation may from time to time purchase, by private contract or otherwise, any of the Warrants if agreed to by such Warrantholders. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. Any Warrant Certificates representing the Warrants purchased pursuant to this section shall forthwith be delivered to and cancelled by the Warrant Agent. No Warrants shall be issued in replacement thereof.
5.2 General Covenants
          The Corporation covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that so long as any Warrants remain outstanding:
(a)	it shall reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(b)	it shall cause the Common Shares and the certificates representing the Common Shares acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

(c)	all Common Shares which shall be issued upon exercise of the right to acquire provided for herein and in the Warrant Certificates shall be issued as fully paid and non-assessable;

(d)	it shall maintain its corporate existence and carry on and conduct its business in the same manner as heretofore carried on and conducted;

(e)	it shall use its reasonable commercial efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the exercise of the Warrants) are and continue to be listed and posted for trading on the TSX or such other exchange as may be acceptable to the Agents, acting reasonably;

(f)	it shall make all requisite filings under applicable Canadian securities legislation and the TSX or such other stock exchange in Canada on which the Common Shares are listed, including (on a best effort basis) those necessary to remain a reporting issuer not in default in the Provinces of British Columbia, Alberta, Ontario and Nova Scotia;

(g)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture or as the Warrant Agent may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Indenture;

(h)	it is duly authorized to create and issue the Warrants and the Warrants, when issued and authorized as herein provided, will be valid and enforceable obligations of the Corporation; and

(i)	in the event that it shall begin, or cease, to file as a “Foreign Issuer” with the U.S. Securities Exchange Commission, the Corporation shall deliver to the Warrant Agent an officer’s certificate (in a form provided by the Warrant Agent) certifying such “reporting issuer” status and other information as the Warrant Agent may reasonably require at such time.
5.3 Warrant Agent’s Remuneration and Expenses
               The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent’s fraud, gross negligence or wilful misconduct. The Warrant Agent shall not have any recourse against any monies, securities or other property held by it for the benefit of the Warrantholders pursuant to this Indenture for the payment of its fee.
5.4 Securities Qualification Requirements
(a)	If, in the opinion of Counsel, any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Common Shares which a Warrantholder is entitled to acquire pursuant to the exercise of any Warrant may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will take such required action, provided that the Corporation shall not be required to file any prospectus or registration statement in connection therewith.

(b)	The Corporation or, if required by the Corporation, the Warrant Agent, will give notice of the issue of Common Shares pursuant to the exercise of Warrants, in such detail as may be required, to each Securities Commission in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue of Common Shares so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.
5.5 Performance of Covenants by Warrant Agent
          If the Corporation shall fail to perform any of its covenants contained in this Warrant Indenture, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but shall be under no obligation to perform such covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in section 5.3. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.
ARTICLE 6
ENFORCEMENT
6.1 Suits by Warrantholders
          All or any of the rights conferred upon any Warrantholder by any of the terms of the Warrant Certificates or the Indenture or both may be enforced by the Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders.
6.2 Immunity of Shareholders, etc.
          The Warrant Agent and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or any past, present or future shareholder, director, officer, employee or agent of any successor corporation on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Warrant Certificates.
6.3 Limitation of Liability
          The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any successor corporation or any of the past, present or future officers, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.
6.4 Waiver of Default
          Upon the happening of any default hereunder:
(a)	the holders of not less than 66 2/3% of the aggregate number of Warrants then outstanding shall have power (in addition to the powers exercisable by extraordinary resolution as provided in section 7.10) by requisition in writing to instruct the Warrant

Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, if, in the Warrant Agent’s opinion, the same shall have been cured or adequate provision made therefor;
provided that no delay or omission of the Warrant Agent or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.
ARTICLE 7
MEETINGS OF WARRANTHOLDERS
7.1 Right to Convene Meetings
          The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders’ Request against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. In the event of the Warrant Agent failing to so convene a meeting within seven days after receipt of such written request of the Corporation or such Warrantholders’ Request, indemnity and funding being given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Warrant Agent and approved by the Corporation, acting reasonably.
7.2 Notice
          At least twenty-one days prior notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.
7.3 Chairman
          An individual (who need not be a Warrantholder) designated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose an individual present to be chairman.
7.4 Quorum
          Subject to the provisions of section 7.11, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or by proxy and entitled to purchase at least 10% of the aggregate number of Common Shares which could be acquired pursuant to all the then outstanding Warrants, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Warrantholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 10% of the aggregate number of Common Shares which may be acquired pursuant to all then outstanding Warrants.
7.5 Power to Adjourn
          The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
7.6 Show of Hands
          Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.
7.7 Poll and Voting
          On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Common Shares which could be acquired pursuant to all the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.
          On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which he is entitled to acquire pursuant to the Warrant or Warrants then held or represented by it. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.
7.8 Regulations
          The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may make and vary such regulations as it shall think fit for:

(a)	the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting;

(b)	the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Warrant Certificates specified therein;

(c)	the deposit of voting certificates and instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d)	the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, delivered or faxed before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)	the form of the instrument of proxy; and

(f)	generally for the calling of meetings of Warrantholders and the conduct of business thereat.
Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section 7.9) shall be Warrantholders or their counsel, or proxies of Warrantholders.
7.9 Corporation and Warrant Agent May be Represented
          The Corporation and the Warrant Agent, by their respective directors, officers and employees, and the Counsel for the Corporation and for the Warrant Agent may attend any meeting of the Warrantholders, but shall not be entitled to vote thereat, whether in respect of any Warrants held by them or otherwise.
7.10 Powers Exercisable by Extraordinary Resolution
          In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall, subject to the provisions of section 7.11 have the power, exercisable from time to time by extraordinary resolution, subject to TSX approval, as applicable:
(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in its capacity as Warrant Agent hereunder (subject to the Warrant Agent’s prior consent which consent shall not be unreasonably withheld) or on behalf of the Warrantholders against the Corporation, whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

(b)	to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Warrantholders;

(c)	to direct or to authorize the Warrant Agent to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrant Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)	to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders;

(f)	to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new Warrant Agent or Warrant Agents to take the place of the Warrant Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.
7.11 Meaning of Extraordinary Resolution
(a)	The expression “extraordinary resolution” when used in this Indenture means, subject as hereinafter provided in this section and in section 7.14, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Warrantholders entitled to acquire at least 10% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants and passed by the affirmative votes of Warrantholders entitled to acquire not less than 66 2/3% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants represented in person or by proxy at the meeting and voted on the poll upon such resolution.

(b)	If, at the meeting at which an extraordinary resolution is to be considered, Warrantholders entitled to acquire at least 10% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in section 10.2. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in section 7.11(a) shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Warrantholders entitled to acquire at least 10% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.
7.12 Powers Cumulative
          Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.
7.13 Minutes
          Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.
7.14 Instruments in Writing
          All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Warrantholders entitled to acquire at least 66 2/3% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression “extraordinary resolution” when used in this Indenture shall include an instrument so signed.

7.15 Binding Effect of Resolutions
          Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.
7.16 Holdings by Corporation Disregarded
          In determining whether Warrantholders holding Warrant Certificates evidencing the entitlement to acquire the required number of Common Shares are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded in accordance with the provisions of section 10.9.
ARTICLE 8
SUPPLEMENTAL INDENTURES
8.1 Provision for Supplemental Indentures for Certain Purposes
          From time to time the Corporation (when authorized by action of the directors) and the Warrant Agent may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:
(a)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(b)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent, based upon the opinion of Counsel, prejudicial to the interests of the Warrantholders;

(c)	giving effect to any extraordinary resolution passed as provided in Article 7;

(d)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, based upon the opinion of Counsel, prejudicial to the interests of the Warrantholders;

(e)	adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(f)	modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, based upon the opinion of Counsel, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; and

(g)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent, based upon the opinion of Counsel, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.
8.2	Successor Corporations
          In the case of the consolidation, arrangement, amalgamation, merger, business combination or transfer of all or substantially all of the undertaking or assets of the Corporation to another corporation (“Successor Corporation”), the Successor Corporation resulting from such consolidation, arrangement, amalgamation, merger, business combination or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.
ARTICLE 9
CONCERNING THE WARRANT AGENT
9.1	Trust Indenture Legislation
(a)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(b)	The Corporation and the Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.
9.2	Rights and Duties of Warrant Agent
(a)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent Warrant Agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own fraud, gross negligent action or its own willful misconduct.

(b)	The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the

Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)	The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting, to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

(d)	Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of Applicable Legislation, this section 9.2 and of section 9.3.

(e)	The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no defaults have been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect in any default.
9.3	Evidence, Experts and Advisers
(a)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(b)	In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent complies with Applicable Legislation and that the Warrant Agent examines such evidence and determines that such evidence complies with the applicable requirements of this Indenture.

(c)	Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the trust, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

(d)	Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

(e)	The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties and administering the trusts hereunder and may pay reasonable remuneration for all services so performed by any of them, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent. Any remuneration so paid by the Warrant Agent shall be repaid to the Warrant Agent by the Corporation in accordance with section 5.3.

(f)	The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or advisor, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the trusts hereof.
9.4	Documents, Monies, etc. Held by Warrant Agent
          Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank or deposited for safekeeping with any such bank. The Warrant Agent may retain any cash balance held in connection with this Warrant Indenture and may, but need not, hold the same in its deposit department or the deposit department of one of its Affiliates; but the Warrant Agent and its Affiliates shall not be liable to account for any profit to the Corporation or any other person or entity other than at a rate, if any, established from time to time by the Warrant Agent or its Affiliates. For the purpose of this Section, “Affiliate” means affiliated companies within the meaning of the Business Corporations Act (British Columbia). Unless herein otherwise expressly provided, any money held by the Warrant Agent under any provision of this Warrant Indenture shall be held in a segregated trust account earning the Warrant Agent’s prevailing interest rate on similar deposits prescribed by the Warrant Agent, which interest or other income shall belong to the Corporation.
9.5	Actions by Warrant Agent to Protect Interest
          The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.
9.6	Warrant Agent Not Required to Give Security
          The Warrant Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.
9.7	Protection of Warrant Agent
          By way of supplement to the provisions of any law for the time being relating to Warrant Agents it is expressly declared and agreed as follows:

(a)	the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representations contained in section 9.9 and in the certificate of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof; and

(d)	the Warrant Agent shall not have any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation.

9.8	Replacement of Warrant Agent; Successor by Merger
(a)	The Warrant Agent may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this section, by giving to the Corporation not less than 60 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by extraordinary resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new Warrant Agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to a justice of the Court of Queen’s Bench of the Province of Alberta on such notice as such justice may direct, for the appointment of a new Warrant Agent; but any new Warrant Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new Warrant Agent appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in the Province of Alberta and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder.

(b)	Upon the appointment of a successor Warrant Agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in section 10.2 hereof.

(c)	Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to the trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under section 9.8(a).

(d)	Any Warrant Certificates certified but not delivered by a predecessor Warrant Agent may be certified by the successor Warrant Agent in the name of the predecessor or successor Warrant Agent.
9.9	Conflict of Interest
(a)	The Warrant Agent represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a Warrant Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor Warrant Agent approved by the Corporation and meeting the requirements set forth in section 9.8(a) Notwithstanding the foregoing provisions of this section 9.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(b)	Subject to section 9.9(a), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.
9.10	Indemnity of Warrant Agent
          Without limiting any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Warrant Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Warrant Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or wilful misconduct of the Warrant Agent. This provision shall survive the resignation or removal of the Warrant Agent, or the termination of this Indenture.
9.11	Acceptance of Trust
          This Indenture is entered into with the Warrant Agent for the benefit of, and the Warrant Agent declares that it holds this Indenture and all rights, interests and benefits of this Indenture for, such persons, firms and corporations, and each of them, who are from time to time Warrantholders. The Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.
9.12	Warrant Agent Not to be Appointed Receiver
          The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.
9.13	Anti-Money Laundering
(a)	The Corporation hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by, the Warrant Agent in connection with this Indenture, for or to the credit of the Corporation is not intended to be used by or on behalf of any third party.

(b)	The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act, if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in it being in non-compliance with any applicable anti-money laundering or antiterrorist legislation, regulation, or guideline, then it shall have to right to resign on ten (10) days’ written notice to the Corporation, or any shorter period of time as agreed to by the Corporation, notwithstanding the provisions of subsection 9.8(a) of this Indenture, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.
9.14	Privacy
          The Corporation acknowledges that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, the “Privacy Laws”) may apply to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.
ARTICLE 10
GENERAL
10.1	Notice to the Corporation and the Warrant Agent
(a)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered or if sent by registered mail, postage prepaid or facsimile.

If to the Corporation:
NIMIN CAPITAL CORP.
1135 Eugenia Place, Suite C,
Carpenteria, California, 93013
Attention: President
Telephone No: (805) 566-2900
Fax No: (805) 566 2917
If to the Warrant Agent:
COMPUTERSHARE TRUST COMPANY OF CANADA
510 Burrard Street, 3rd Floor
Vancouver, British Columbia V6C 3B9
Attention: Corporate Trust Department
Fax No.: (604) 661-9403
and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if sent by telecopy, on the next Business Day following the date of transmission, provided that its contents are transmitted and received completely and accurately.
(b)	The Corporation or the Warrant Agent, as the case may be, may notify the other in the manner provided in section 10.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(c)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in section 10.1(a), by facsimile or other means of prepaid, transmitted and recorded communication.
10.2	Notice to Warrantholders
(a)	Except as otherwise provided herein, any notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered, in person or by courier, sent by fax, by registered mail or by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five Business Days following actual posting of the notice.

(b)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Warrantholders or if delivered to the address for such Warrantholders contained in the register of Warrants maintained by the Warrant Agent, by personal delivery, courier, fax, telecopy or other means of prepaid transmitted and recorded communication.
10.3	Ownership and Transfer of Warrants
          The Corporation and the Warrant Agent may deem and treat the registered owner of any Warrants as the absolute owner thereof for all purposes and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by its Warrant Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Warrants and all persons may act accordingly and the receipt of any such Warrantholder for the Common Shares which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.
10.4	Evidence of Ownership
(a)	Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrants specified therein have been deposited by a named person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation and the Warrant Agent may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Warrant during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Warrant so deposited.

(b)	The Corporation and the Warrant Agent may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person: (i) the signature of any officer of any bank, trust company, or other depositary satisfactory to the Warrant Agent as witness of such execution, (ii) the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof, or (iii) a satisfactory declaration of a witness of such execution.
10.5	Counterparts
          This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.
10.6	Satisfaction and Discharge of Indenture
          Upon the earlier of:
(a)	the date by which there shall have been delivered to the Warrant Agent for exercise or destruction all Warrant Certificates theretofore certified hereunder; or

(b)	the Time of Expiry;
and if all certificates representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder and if all payments required to be made pursuant to Article 3 have been made in accordance therewith, this Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.
10.7	Successors
          All the covenants and provisions of this Indenture by or for the benefit of the Corporation or the Warrant Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.
10.8	Sole Benefit of Parties and Warrantholders
          Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.
10.9	Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided
          For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in section 7.16, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:
(a)	the names (other than the name of the Corporation) of the registered holders of Warrants which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

(b)	the number of Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation;
and the Warrant Agent, in making the computations in section 7.16, shall be entitled to act and rely on such certificate without any additional evidence.
10.10	Stock Exchange Consents
          Any action provided in this Indenture requiring the prior consent of any stock exchange upon which the Common Shares or Warrants may be listed shall not be completed until the requisite consent is obtained.

          IN WITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

NIMIN CAPITAL CORP.
Per:	“K. Peter Miller”

Per:	“Narinder Nagra”

COMPUTERSHARE TRUST COMPANY OF CANADA
Per:	“Karl Burgess”

Per:	“Gabriel Ducharme”

THIS IS SCHEDULE “A” to the Warrant Indenture made as of August 28, 2009 between NiMin Capital Corp. and Computershare Trust Company of Canada, as Warrant Agent.
THE WARRANTS REPRESENTED BY THIS
CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS
EXERCISED ON OR BEFORE 5:00 P.M. (CALGARY TIME)
ON •,•
[THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIMIN ENERGY CORP. THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO NIMIN ENERGY CORP., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT, A “QIB”) THAT IS PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF ONE OR MORE OR QIBs AND TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM U.S. COUNSEL REASONABLY SATISFACTORY TO NIMIN ENERGY CORP. MUST FIRST BE PROVIDED.
IF NIMIN ENERGY CORP. IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE SECURITIES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT FOR THE SECURITIES AND NIMIN ENERGY CORP., TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO NIMIN ENERGY CORP. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER

HEREOF, CDS, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER, OR DEAL WITH THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED PURSUANT TO A BOOK-ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN THE ISSUER AND CDS, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.]
WARRANT CERTIFICATE
NIMIN ENERGY CORP.
(Incorporated under the Business Corporation Act ( Alberta))

WARRANT CERTIFICATE NO.•	• WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each whole Warrant represented hereby
CUSIP: •
THIS IS TO CERTIFY THAT
•
(hereinafter referred to as the “holder”) is the registered holder of the number of Warrants stated above and is entitled to acquire in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Calgary time) (the “Expiry Time”) on the Expiry Date (as defined herein), in accordance with the provisions of the Indenture (as defined herein), for each whole Warrant, one fully paid and non-assessable common share (“Common Share”) without nominal or par value of NIMIN ENERGY CORP. (the “Corporation”), as such shares were constituted on August 28, 2009, at an exercise price of $1.55 per share subject to adjustment in accordance with the provisions of Article 4 of the Indenture (as herein defined), in which case it shall mean the adjusted price in effect at such time. Notwithstanding the foregoing, in the event that the Common Shares trade at a closing market price on the Toronto Stock Exchange, or any other recognized stock exchange, of greater than $2.10 per share for a period of twenty (20) consecutive trading days at any time, the Corporation may accelerate the Expiry Date with respect to the Warrants by giving notice to the holder and in such case the Warrants will expire on the thirtieth (30) day after the date on which such notice is given by the Corporation.
“Expiry Date” shall mean •, •.
The right to acquire Common Shares may only be exercised by the holder within the time set forth above by:
(a)	duly completing and executing the Exercise Form attached hereto; and

(b)	surrendering this Warrant Certificate to Computershare Trust Company of Canada (the “Warrant Agent”) together with a certified cheque, money order or bank draft in lawful money of Canada payable to or to the order of the Corporation at par at the principal office of the Warrant Agent in the City of Calgary for the aggregate Exercise Price for the Common Shares subscribed for.
These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at one of the offices referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed far all purposes (except as provided in the Indenture hereinafter referred to) to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within seven Business Days of the receipt of this Warrant Certificate, the Exercise Price, and the Exercise Form duly completed.
The holder of these Warrants may exercise his right to acquire a number of Common Shares less than the aggregate number which the holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s). In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised. The Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.
Neither the Warrants nor the Common Shares issuable upon the exercise hereof have been registered in under the United States Securities Act of 1933 and these Warrants may not be exercised within the United States by or on behalf of any U.S. Person or person in the United States, nor will certificates representing Common Shares or Warrants be delivered in the United States, except in accordance with the terms and conditions set forth in the Indenture.
The Warrants represented by this certificate are issued under and pursuant to a Warrant Indenture (hereinafter referred to as the “Indenture”) made as of August 28, 2009 between the Corporation and the Warrant Agent. Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all Instruments supplemental thereto were herein set forth. By acceptance hereof, the holder assents to all provisions of the Indenture. In the event of a conflict between the provisions of this Warrant Certificate and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used in the Indenture have the same meaning herein as therein, unless otherwise defined.
The Indenture provides that on subdivision or consolidation of the Common Shares, the number of Common Shares issuable on the exercise of the Warrants and the Exercise Price thereof will be adjusted proportionately, and that in the event of any reclassification or change of the Common Shares or consolidation, amalgamation or merger of the Corporation or any transfer of its undertaking or assets as an entirety or substantially as an entirety, a holder shall be entitled to receive the kind and amount of shares and other securities or property which he would have been entitled to receive as a result of such event if on the effective date thereof, he had been the registered owner of the number of Common Shares to which he was theretofore entitled upon exercise. The Indenture also provides for an adjustment of the Exercise Price and the number of Common Shares issuable on the exercise of the Warrants in certain instances where there is a stock dividend or rights offering of Common Shares or other participating shares or other specified distribution to the holders of Common Shares.
The holder of this Warrant Certificate may, at any time prior to the Expiry Time, upon surrender hereof to the Warrant Agent at its principal office in the City of Calgary, exchange this Warrant Certificate for other Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture and in this Warrant Certificate.
The Indenture provides that all holders of Warrants shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions issued by the holders of Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to all then outstanding Warrants.
The Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the offices of the Warrant Agent by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, upon compliance with the conditions prescribed in the Indenture and upon compliance with such reasonable requirements as the Warrant Agent may prescribe.
This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Warrant Agent.
Time is of the essence hereof.
This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as a contract of Alberta. The Corporation and the Warrantholder attorn to the exclusive jurisdiction of the courts of the Province of Alberta in respect of all matters and disputes arising hereunder.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of                     , 200                    .

NIMIN ENERGY CORP.
Per:
Name:
Title:

Certified by:
COMPUTERSHARE TRUST COMPANY OF
CANADA, Warrant Agent

By:
Date:

Any transfer of Warrants will require compliance with applicable securities legislation. Transferors and transferees are urged to contact legal counsel before effecting any such transfer.

EXERCISE FORM

TO:	NIMIN ENERGY CORP.

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA
(a)	The undersigned hereby exercises the right to acquire common shares (“Common Shares”) of NIMIN ENERGY CORP. as constituted on August 28, 2009 (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) at an exercise price of $1.55 per Common Share payable in lawful money.

(b)	The Common Shares (or other securities or property) are to be issued and registered as follows:

Name:

(print clearly)

Address in full:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

(c)	The undersigned hereby represents and warrants to the Corporation that the undersigned (check one):
☐	(1)	is not a U.S. Person and the Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; or

☐	(2)	it (A) purchased the Units pursuant to the Corporation’s United States private placement of Units for its own account or for the account of a beneficial purchaser; (B) is exercising the Warrants for its own account or for the account of such beneficial purchaser, and (C) such holder and such beneficial purchaser, if any, remain “accredited investors”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act; or

☐	(3)	has delivered herewith to the Corporation an opinion of counsel reasonably satisfactory to the Corporation and the Warrant Agent to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for such exercise.
Such securities (please check one):
☐	(i)	should be sent by first class mail to the following address: OR

☐	(ii)	should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.

(d)	If the number of Warrants exercised are less than the number of Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of whose address is .
     Such securities (please check one):
☐	(i)	should be sent by first class mail to the following address:

OR

☐	(ii)	should be held for pick up at the office of the Corporation at which this Warrant Certificate is deposited.
In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.
DATED this                      day of                                                ,                     .

Signature Guaranteed	(Signature of Holder)

Print full name
Instructions:
1.	For the purposes of paragraphs (c) above, the following words and phrases have the following meanings: “United States” and “U.S. Person” have the meaning given to such terms under Regulation S of the U.S. Securities Act. “U.S. Securities Act” means the United States Securities Act of 1933, as amended.
2.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to Computershare Trust Company of Canada at: 510 Burrard Street, 3rd Floor Vancouver, British Columbia V6C 3B9. Certificates for Common Shares will be delivered or mailed within ten business days after the exercise of the Warrants.
3.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a Schedule “A” major chartered bank/trust company or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Please note – signature guarantees are not accepted from treasury branches or credit unions unless they are members of the “Stamp Medallion Program”. Please note – in USA signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.
4.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation and the Warrant Agent.

TRANSFER OF WARRANTS
Any transfer of Warrants will require compliance with applicable securities legislation. Transferors and transferees are urged to contact legal counsel before effecting any such transfer.
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                     ,                      Warrants of NIMIN ENERGY CORP. registered in the name of the undersigned on the records of NIMIN ENERGY CORP. represented by the Warrant Certificate attached and irrevocably appoints                                        the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution and confirms that the transfer is made in compliance with all applicable securities legislation and requirements of regulatory authorities.
Such certificates (please check one):

(a)	should be sent by first class mail to the following address

(b)	should be held for pick up at the office of the Trustee at which this Warrant Certificate is deposited.
If less than all the Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a)	should be sent by first class mail to the following address

(b)	should be held for pick up at the office of the Trustee at which this Warrant Certificate is deposited.
DATED the ____ day of ____________, 20__.

Signature Guaranteed	(Signature of Warrantholder)
Instructions:
1.	The registered holder may transfer the Warrants by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being transferred to Computershare Trust Company of Canada at: 510 Burrard Street, 3rd Floor Vancouver, British Columbia V6C 3B9.

3.	The signature on the Transfer of Warrants must be guaranteed by an authorized officer of a Schedule “A” major chartered bank/trust company or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Please note – signature guarantees are not accepted from treasury branches or credit unions unless they are members of the

“Stamp Medallion Program”. Please note – in USA signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.

4.	If the Transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation and the Warrant Agent.

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